UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2018, the Board of Directors of Citi Trends, Inc. (the “Company”) adopted an amendment to the Company’s Second Amended and Restated Bylaws (the “Amendment”), which took effect upon adoption by the Company’s Board of Directors. The Amendment provides that the exclusive forum for all internal corporate claims will be the Court of Chancery of the State of Delaware, or, in the event that the Court of Chancery does not have jurisdiction, the U.S. District Court for the District of Delaware shall be the sole and exclusive forum for such internal claims.

Although stockholder approval is not required to adopt the Amendment, the Board of Directors has determined to seek a non-binding, advisory stockholder vote to ratify the Amendment at the 2018 annual meeting of stockholders of the Company (the “Annual Meeting”). The vote is advisory, and will not be binding upon the Company or the Board of Directors, but the Board of Directors currently intends to repeal the Amendment if stockholder ratification is not obtained at the Annual Meeting.

The foregoing summary is subject to, and qualified in its entirety to the Amendment, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to the Second Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 22, 2018
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	President and Chief Executive Officer